Exhibit 99.1

 Roto-Rooter Inc. Reports 2003 Full-Year and Fourth-Quarter Results;
     Expects VITAS Merger to Close in February; Declares Dividend

    CINCINNATI--(BUSINESS WIRE)--Feb. 5, 2004--Roto-Rooter Inc. (NYSE:RRR) (OTCBB:CHEQP) today reported a net loss of $.35 per share for the year ended December 31, 2003, as compared with a net loss of $.26 per share in 2002. Results for 2003 included noncash asset impairment charges of $1.44 per share, severance charges of $.24 per share, and aftertax capital gains from sales of investments of $.34 per share. The net loss for 2002 included noncash goodwill impairment charges of $2.06 per share, income from discontinued operations of $.64 per share, noncash investment impairment charges of $.08 per share, and aftertax capital gains from sales of investments of $.08 per share.
    Service revenues and sales from continuing operations for 2003 were $308.9 million, 2% below 2002's $314.2 million, primarily the result of a $12.4 million revenue decline at Service America. Roto-Rooter's net cash provided by operating activities--that is, cash provided by operations before capital expenditures and other investing and financing activities--totaled $22.6 million in 2003 as compared with $29.5 million in 2002 which included $2.6 million from discontinued operations.
    For the fourth quarter, ended December 31, 2003, Roto-Rooter recorded a net loss of $1.33 per share versus a net loss of $2.02 per share in 2002. The 2003 fourth quarter included noncash asset impairment charges of $1.44 per share. The 2002 fourth quarter included income from discontinued operations of $.04 per share, noncash investment impairment charges of $.08 per share, and noncash goodwill impairment charges of $2.06 per share.
    It is important to note that advertising costs inordinately impact fourth-quarter results, as Roto-Rooter recognizes telephone directory costs immediately upon distribution of a directory by its publisher into the community. Since a large number of directories are distributed in the fourth quarter, this direct-expense accounting policy results in fourth-quarter earnings including a disproportionately large share of Roto-Rooter's full-year telephone-directory advertising expense. Accordingly, in the fourth quarter of 2003, Roto-Rooter expensed $7.1 million of total advertising costs that represented 42% of aggregate advertising costs for full-year 2003. This compares with $7.0 million of advertising expense in the fourth quarter of 2002 that represented 40% of total advertising costs in that year.
    Roto-Rooter's net cash provided by operating activities amounted to $5.6 million for the 2003 fourth quarter as compared with $302,000 in the 2002 fourth quarter, which included a deficit of $2.7 million from discontinued operations. Service revenues and sales from continuing operations for the fourth quarter were $78.8 million in 2003 and $78.9 million in 2002.
    Today Roto-Rooter also announced that its Board of Directors declared a quarterly cash dividend of $.12 per share on its capital stock, payable on March 10, 2004, to stockholders of record on February 19, 2004.
    Commenting on the year, Roto-Rooter President and Chief Executive Officer Kevin J. McNamara said, "We ended 2003 by announcing on December 19 that we were acquiring the shares of VITAS Healthcare Corporation we did not yet own, which will unlock the value of an investment Roto-Rooter has held for more than a dozen years."
    Discussing the company's operations, Mr. McNamara continued, "Our Plumbing and Drain Service segment recorded revenues of $260.8 million for 2003, up 3% over 2002's revenues. This revenue growth was achieved despite the loss of $5.1 million in revenues from the HVAC and non-Roto-Rooter-branded operations that we exited in 2002.
    "Moreover, we're encouraged by the 5% revenue growth that the Plumbing and Drain Service segment achieved in the third and fourth quarters of 2003 as compared with the same respective quarters in 2002.
    "For 2003, the Plumbing and Drain Service segment recorded net income of $6.5 million, 33% below 2002 net income. Net income growth for 2003 was affected by higher selling, general, and administrative costs. A number of these expenses, however, should be reduced or eliminated in the coming year. Roto-Rooter's conversion of customer service and dispatch functions from its branches to centralized call centers during 2003 was a significant factor in rising costs, as certain expenses were duplicated during the transition. Expenses were also affected by rising benefit costs, as well as by hiring and training costs associated with Roto-Rooter's emphasis on increasing its service force.
    "Going forward, we expect to improve results in the Plumbing and Drain Service segment through the continuation of many current initiatives. For example, in 2004, we plan to realize cost efficiencies and improved customer service through our newly established call centers. In addition, our investment in our advertising position in yellow pages directories should enable us to increase the number of service calls. Further, branches will continue to focus on growing commercial business, increasing service-technician retention and productivity, and managing operating expenses.
    "In the Service America segment, revenues declined from $60.5 million in 2002 to $48.1 million in 2003, a result of ongoing efforts to eliminate less-profitable service contracts, coupled with lower-than-expected new contract sales. Retail sales, which are primarily generated from the contract base, also declined. Further, Service America recorded noncash aftertax asset impairment charges of $14.4 million in the fourth quarter of 2003, resulting in an aftertax loss of $14.7 million for the year as compared with an aftertax loss of $20.0 million in 2002, which included noncash goodwill impairment charges of $20.3 million. Nonetheless, Service America generated $3.6 million in cash for Roto-Rooter in 2003."
    Discussing VITAS Healthcare Corporation, Mr. McNamara continued, "Since 1991, Roto-Rooter has maintained an investment in VITAS, the leading national provider of hospice care. VITAS operates 25 programs in eight states serving approximately 8,000 terminally ill patients daily. In October 2003, we exercised a portion of our VITAS warrants at a cost of $18 million, giving us 37% ownership of the company. As a result, Roto-Rooter's reported income since October 2003 has included 37% of VITAS' earnings.
    "We are in the process of completing the previously announced acquisition of VITAS, at which time we will consolidate 100% of VITAS' results. For its fiscal year ended September 30, 2003, VITAS recorded revenues of $420.1 million, 17% above fiscal 2002 revenues. Including an aftertax loss of $2.5 million on the early extinguishment of debt, VITAS earned $13.7 million in fiscal 2003 as compared with $13.8 million in fiscal 2002.
    "For the quarter ended December 31, 2003, VITAS generated revenues of $121.1 million as compared with revenues of $100.1 million for the same prior-year quarter. This revenue growth of 21% included revenues from four startup operations, representing 4% of the quarterly increase. VITAS reported net income of $5.4 million for the quarter ended December 31, 2003, including aftertax expenses related to the merger for professional fees of $.9 million.
    "Our aftertax share of VITAS' earnings for the quarter totaled $922,000 and reflects our 37% equity in VITAS' net income for the period October 14, 2003, through December 31, 2003. Accordingly, our share of VITAS' net income amounted to $1.7 million, which was reduced by the amortization of $161,000 for purchase-price adjustments for our investment in VITAS and by the provision for deferred taxes of $614,000."
    In conclusion, Mr. McNamara said, "We expect 2004 to be an exciting year for Roto-Rooter. We continue to see opportunities in our residential and commercial repair-and-maintenance-services businesses and will maintain our focus on increasing their revenues and profit margins. We are greatly encouraged by the 5% revenue growth the Plumbing and Drain Service segment achieved in both the third and fourth quarters of 2003 as compared with the same respective 2002 quarters. Further, we are excited about the future contributions of VITAS to the company. We anticipate completing the VITAS acquisition by the end of February. We expect VITAS will continue to expand its services and geographic presence and will continue to be the leading provider of quality end-of-life care to terminally ill patients."

    Roto-Rooter Inc. (www.RotoRooter.com), headquartered in Cincinnati, is a New York Stock Exchange-listed corporation operating in the residential and commercial repair-and-maintenance-services industry through two wholly owned subsidiaries. Roto-Rooter is North America's largest provider of plumbing and drain cleaning services. Service America Network Inc. provides major-appliance and heating/air-conditioning repair, maintenance, and replacement services. Roto-Rooter also maintains 37% ownership of VITAS Healthcare Corporation, the nation's largest provider of end-of-life hospice care.

    Statements in this press release or in other Roto-Rooter communications may relate to future events or Roto-Rooter's future performance. Such statements are forward-looking statements and are based on present information Roto-Rooter has related to its existing business circumstances. Investors are cautioned that such forward-looking statements are subject to inherent risk that actual results may differ materially from such forward-looking statements. Further, investors are cautioned that Roto-Rooter does not assume any obligation to update forward-looking statements based on unanticipated events or changed expectations.



ROTO-ROOTER, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share data)(unaudited)

            For the Three Months             For the Years
             Ended December 31,            Ended December 31,
           ----------------------      --------------------------
             2003         2002           2003              2002
           ---------    ---------      ---------        ---------
Continuing
Operations

Service
 revenues
 and sales $ 78,783     $ 78,919       $308,871         $314,176
           --------     --------       --------         --------
Cost of
 services
 provided
 and
 goods sold  46,832       46,839        182,810          186,285
General and
 administrative
 expenses    15,115       14,397         60,309(a)        51,096
Selling and
 marketing
 expenses    14,030       14,103         45,590           45,544
Depreciation  3,029        3,185         12,054           13,587
Impairment
 charges     15,828(e)    20,342(f)      15,828(e)        20,342(f)
           --------     --------       --------         --------
 Total costs
 and
 expenses    94,834       98,866        316,591          316,854
           --------     --------       --------         --------
 Loss from
 operations (16,051)     (19,947)        (7,720)(a)       (2,678)
Interest
 expense       (515)        (683)        (2,140)          (2,928)
Distributions
 on preferred
 securities    (267)        (270)        (1,071)          (1,079)
Other income-
 net          1,493          472(b)      11,259(c)         4,282(b,d)
           --------     --------       --------         --------
Income/(Loss)
 before
 income
 taxes      (15,340)     (20,428)           328(a,c)      (2,403)(b,d)
Income taxes  1,149           76         (4,749)          (6,451)
Equity in
 earnings of
 affiliate      922          -              922              -
           --------     --------       --------         --------
 Loss from
 continuing
 operations (13,269)(e)  (20,352)(b,f)  (3,499)(a,c,e)  (8,854)(b,d,f)
Discontinued
 Operations      64          389            64           6,309
           --------     --------       -------         -------
Net Loss   $(13,205)(e) $(19,963)(b,f) $(3,435)(a,c,e) $(2,545)(b,d,f)
           ========     ========       =======         =======


Loss Per Share

Loss from
 continuing
 operations $(1.33)(e)  $ (2.06)(b,f)  $ (0.35)(a,c,e) $ (0.90)(b,d,f)
           ========     ========       ========        ========
Net Loss   $ (1.33)(e)  $ (2.02)(b,f)  $ (0.35)(a,c,e) $ (0.26)(b,d,f)
           ========     ========       ========        ========
Average
 number
 of shares
 outstanding  9,954        9,872          9,924            9,858
           ========     ========       ========         ========

Diluted Loss Per Share

Loss from
 continuing
 operations $(1.33)(e)  $ (2.06)(b,f)  $ (0.35)(a,c,e) $ (0.90)(b,d,f)
           ========     ========       ========        ========
Net Loss   $ (1.33)(e)  $ (2.02)(b,f)  $ (0.35)(a,c,e) $ (0.26)(b,d,f)
           ========     ========       ========        ========
Average
 number of
 shares
 outstanding  9,954        9,872          9,924            9,858
           ========     ========       ========         ========

--------------------------------

(a) Amounts include a pretax charge of $3,627,000 ($2,358,000 aftertax or $.24 per share) from severance costs in the first quarter of 2003.

(b) Amounts include a pretax loss of $1,200,000 ($780,000 aftertax or $.08 per share) from the impairment of an investment in 2002.

(c) Amounts include aggregate pretax gains of $5,390,000 ($3,351,000 aftertax or $.34 per share) from the redemption of VITAS preferred stock and the sales of investments in 2003.

(d) Amounts include aggregate pretax gains of $1,141,000 ($775,000 aftertax or $.08 per share) from the sales of investments in the first quarter of 2002.

(e) Amounts include pretax asset impairment charges of $15,828,000 ($14,363,000 aftertax or $1.44 per share) in the fourth quarter of 2003.

(f) Amounts include a pretax goodwill impairment charge of $20,342,000 ($20,342,000 aftertax or $2.06 per share) in the fourth quarter of 2002.




ROTO-ROOTER, INC.
CONSOLIDATED BALANCE SHEET
(in thousands, except per share data)(unaudited)

                                                      December 31,
                                                 ---------------------
                                                    2003       2002
                                                 ---------- ----------
  Assets
    Current assets
      Cash and cash equivalents                  $  50,587  $  37,731
      Accounts receivable less allowances           13,592     14,643
      Inventories                                    8,256      9,493
      Statutory deposits                             9,358     12,323
      Current deferred income taxes                 10,056      9,894
      Prepaid expenses and other current assets     10,236      9,931
                                                 ---------  ---------
           Total current assets                    102,085     94,015
    Investments of deferred compensation plans
     held in trust                                  17,743     15,176
    Other investments                               25,081     37,326
    Note receivable                                 12,500     12,500
    Properties and equipment, at cost less
     accumulated depreciation                       41,004     48,361
    Identifiable intangible assets less
     accumulated amortization                          592      2,889
    Goodwill less accumulated amortization         105,335    110,843
    Other assets                                    24,729     17,034
                                                 ---------  ---------
               Total Assets                      $ 329,069  $ 338,144
                                                 =========  =========


  Liabilities
    Current liabilities
      Accounts payable                           $   7,120  $   5,686
      Current portion of long-term debt                448        409
      Income taxes                                      26        369
      Deferred contract revenue                     14,362     17,321
      Accrued insurance                             16,013     17,448
      Other current liabilities                     21,123     23,513
                                                 ---------  ---------
           Total current liabilities                59,092     64,746
    Long-term debt                                  25,931     25,603
    Mandatorily redeemable convertible preferred
     securities of the Chemed Capital Trust         14,126          -
    Deferred compensation liabilities               17,733     15,196
    Other liabilities                               19,494     19,991
                                                 ---------  ---------
               Total Liabilities                   136,376    125,536
                                                 ---------  ---------

    Mandatorily redeemable convertible preferred
     securities of the Chemed Capital Trust              -     14,186
                                                 ---------  ---------

  Stockholders' Equity
    Capital stock                                   13,453     13,448
    Paid-in capital                                170,501    168,299
    Retained earnings                              119,746    127,938
    Treasury stock, at cost                       (109,427)  (111,582)
    Unearned compensation                           (2,954)    (4,694)
    Deferred compensation payable in Company
     stock                                           2,308      2,280
    Notes receivable for shares sold                  (934)      (952)
    Accumulated other comprehensive income               -      3,685
                                                 ---------  ---------
               Total Stockholders' Equity          192,693    198,422
                                                 ---------  ---------
               Total Liabilities and
                Stockholders' Equity             $ 329,069  $ 338,144
                                                 =========  =========

  Book Value Per Share                           $   19.38  $   20.21
                                                 =========  =========


    CONTACT: Roto-Rooter Inc.
             Timothy S. O'Toole, 513-762-6702